EXHIBIT 10.6

FORM OF

LOCK-UP AGREEMENT

June 4, 2019

LGBTQ Loyalty Holdings, Inc.

2435 Dixie Highway

Wilton Manors, FL 33305

Re: LGBTQ Loyalty Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of June 4, 2019 by and between LGBTQ Loyalty Holdings, Inc., a Delaware corporation (the “Company”) and each purchaser identified thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”), with respect to the issuance of the Securities. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

In order to induce the Purchasers to enter into the Securities Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the longer of (i) the 180 day anniversary of the Closing Date or (ii) 90 days following the effective date of the Registration Statement (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the Securities Act) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Undersigned’s Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents [other than with respect to the Neal Securities (as such term is defined in the Registration Rights Agreement]1 or (iv) publicly disclose the intention to do any of the foregoing. [Notwithstanding the foregoing, the Undersigned’s Shares shall not include the Neal Securities which are the subject of that certain Leak-Out Agreement dated June 4, 2019, by and between the Company and Mr. Brian Neal which provides that Mr. Neal cannot sell, on any single trading day, a number of shares of common stock in excess of five percent (5%) of the trading volume of the Company’s common stock on such trading day.]2

1 To be included in Brian’s lock-up agreement only.

2 To be included in Brian’s lock-up agreement only.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) in a private sale which has been pre-approved in writing by Maxim Partners LLC and in which the private purchaser has agreed in writing to be bound by the terms of this Lock-Up Agreement and any Leak Out Agreements applicable to the undersigned; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent (the “Transfer Agent”) and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Securities Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Securities Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:

LGBTQ LOYALTY HOLDINGS, INC.

By:
Name: Robert A. Blair
Title: Chief Executive Officer

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